Exhibit 10.54

EXECUTION VERSION

Certain identified information has been excluded from this exhibit because such information both (i) is not material and (ii) would likely cause competitive harm if publicly disclosed. Excluded information is indicated with brackets and asterisks [*****].

SETTLEMENT AND RELEASE AGREEMENT

This Settlement and Release Agreement (the “Settlement Agreement”) is made as of 31st day of December, 2022 (“Execution Date and effective as of 31st day of December 2022 (the “Settlement Effective Date”), by and between Acorda Therapeutics, Inc., a corporation, with a place of business at 2 Blue Hill Plaza, 3rd Floor, Pearl River, New York 10965, USA (“Acorda”), and Catalent Massachusetts LLC, a Delaware limited liability company, with a place of business at 14 Schoolhouse Road, Somerset, New Jersey 08873, USA (“Catalent”).

RECITALS

A.
Catalent and Acorda (each a “Party” and collectively the “Parties”) are parties to that certain Manufacturing Services Agreement, dated February 10, 2021, and the amendments thereto (the “Agreement”), as amended by the First Amendment to Manufacturing Services Agreement, effective October 28, 2021, and the Second Amendment to the Manufacturing Services Agreement, effective December 31, 2021, (collectively, the “Agreement”).

B.
The Parties desire to acknowledge and document final resolution of certain disputes (as further described below) in connection with the Parties’ obligations relating to batches that were delivered or due to be delivered in 2022 and regarding the payments associated therewith under the Agreement (collectively, the “Disputes”).

AGREEMENT

In consideration of the mutual promises set forth herein, the Parties agree as follows:

1.
Defined Terms. Any capitalized terms used in this Settlement Agreement that are not defined herein shall have the meaning assigned to them in the Agreement.

2.
Dispute. The following disputes are included within the Disputes:

a.
Catalent alleges it released US Batch P4081-0013 on [*****], 2022. Further, Catalent alleges it has invoiced Acorda on [*****], 2022 (INV00152), in the amount of $[*****] for US Batch P4081-0013, which Acorda has not paid. Acorda rejected the delivery of US Batch P4081-0013. As such, Catalent contends this balance on INV00152 remains outstanding and due from Acorda.

b.
Catalent alleges that it has issued INV00174, dated [*****], 2022, in the amount of $[*****] (which you refer to as $[*****] in your [*****], 2022, correspondence), and this balance remains outstanding and due from Acorda. On [*****], 2022, Acorda

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rejected this invoice, alleging that only $[*****] is the minimum commitment balance due on the invoice.

3.
Termination of Agreement. The parties acknowledge and agree that the Agreement is terminated pursuant to that certain termination agreement entered into of even date herewith (the “Termination Agreement”) and can be terminated subject to the surviving provisions of the Agreement as further described in Section 8.4(b) of the Agreement and the terms hereof; provided, however, that Section 8.4(a) shall be superseded by the terms of this Settlement Agreement.

4.
Settlement Obligation. In full consideration of the resolution and release of any and all claims the Parties may now or in the future have against the other Party with respect to the Disputes (the “Claims”), the Parties agree to the following (the “Settlement Terms”):

a.
Acorda will pay the balance due from INV00152 for US Batch P4081-0013 in the amount of $[*****] by or before January 15, 2023.

b.
Acorda will pay the outstanding Quarterly Minimum Balance invoice INV00174 dated [*****], 2022, in the amount of $[*****] by or before January 15, 2023.

c.
Furthermore, the Parties agree that the following batches to be delivered by Catalent will count toward the unpaid minimum commitment of $[*****] for 4Q 2022. The invoice for the $[*****] minimum commitment will be sent to Acorda in accordance with the Agreement (e.g. early January 2023) and Acorda will pay the $[*****] minimum commitment in accordance with the payment terms found in Section 3.2(c) of the Agreement (within [*****] of the receipt of the invoice):

4Q CY2022 Minimum Commitment
Purchase Order	Batch Number	Catalent Release Date	Shipment Date
51911	P4083-0013	11/7/2022	12/5/2022
	P4083-0014	11/7/2022	12/12/2022
	P4083-0015	11/7/2022	12/19/2022
51965	P4081-0017	11/23/2022	To be shipped in the 1Q CY 2023
	P4081-0018	11/30/2022
	P4081-0019	12/22/2022
51997	P4081-0020	12/28/2022
	P4081-0021	1/18/2023

Such batches will be delivered to Acorda in accordance with the terms of the Agreement at no additional cost beyond the $[*****] minimum commitment identified in (c) of this Section 4.

For clarity, Acorda has no obligation to pay any interest on amounts subject to the Disputes as set forth in Section 3.2(c) of the Agreement. For the avoidance of doubt, to the extent the terms

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of Section 3.2(b) of the Agreement conflict with the terms herein, the terms herein shall supersede such conflicting terms.

Each party accepts and acknowledges that it is responsible for any and all tax payments, if any, associated with the Settlement Terms, and agrees to indemnify and hold harmless the other party and its agents, assigns and insurers from and against all claims, assessments, demands, penalties and/or interest of any nature or description, asserted by any authorized governmental taxing authority as a result of the Settlement Terms. This Settlement Agreement does not release either Party from any other financial obligations it may have under the Agreement, or any other Purchase Orders executed between Catalent and Acorda, including, without limitation, with respect to the manufacture of batches, Acorda’s products, or services performed by Catalent.

5.
Release.

a.
In consideration for the making of this Settlement Agreement and the Settlement Terms, Acorda, for itself and its stockholders, directors, officers, employees, agents, representatives, attorneys, successors and assigns, and any of its parent and affiliated companies and all persons acting by, through, under or in concert with any of them, knowingly, voluntarily, irrevocably and unconditionally releases, waives, gives up, and forever discharges Catalent, its stockholders, directors, officers, employees, agents, representatives, attorneys, successors and assigns, and any of its parent and affiliated companies and all persons acting by, through, under or in concert with any of them (collectively the “Catalent Releases”), both jointly and individually, from any and all complaints, claims, charges, liabilities, obligations, promises, agreement, contracts, suits, costs, debts, fees (including, but not limited to, any claims for attorneys’ fees), expenses, sums of money, and causes of action of any nature whatsoever, whether known or unknown, in law or equity, with respect to the Disputes and Claims.

b.
In consideration for the making of this Settlement Agreement and the Settlement Terms, Catalent, for itself and its stockholders, directors, officers, employees, agents, representatives, attorneys, successors and assigns, and any of its parent and affiliated companies and all persons acting by, through, under or in concert with any of them, knowingly, voluntarily, irrevocably and unconditionally releases, waives, gives up, and forever discharges Acorda, its stockholders, directors, officers, employees, agents, representatives, attorneys, successors and assigns, and any of its parent and affiliated companies and all persons acting by, through, under or in concert with any of them (collectively the “Acorda Releasees”), both jointly and individually, from any and all complaints, claims, charges, liabilities, obligations, promises, agreement, contracts, suits, costs, debts, fees (including, but not limited to, any claims for attorneys’ fees), expenses, sums of money, and causes of action of any nature whatsoever, whether known or unknown, in law or equity, with respect to the Disputes and Claims.

6.
Affirmation Regarding No Pending Matters. The Parties represent that they have not assigned any of their rights or claims against any of the Acorda Releasees or Catalent

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Releasees, respectively, and has not filed any complaint, charge, grievance or lawsuit against any of the Acorda Releasees or Catalent Releasees, respectively, with any local, state or federal agency or court, or any arbitrator with respect to the Disputes, and except with respect to the terms of this Settlement Agreement and the Termination Agreement, that it will not, at any time hereafter, file any such complaint, charge, grievance or lawsuit against any of the Acorda Releasees or Catalent Releasees, respectively, with respect to the Disputes. For clarity, nothing herein is intended to modify or override the terms of the Manufacturing Services Agreement to be entered into by the parties of even date herewith.

7.
No Admission. By execution of this Settlement Agreement, neither party is admitting any fault or liability of any kind whatsoever to the other party or to any third party with respect to the Disputes or the Claims. Nothing in this Settlement Agreement is or shall be construed to be an admission of liability or wrongdoing by such party.

8.
No Evidence. The parties agree and acknowledge that neither this Settlement Agreement, nor the terms hereof or negotiations relating hereto, shall be offered, used or considered as evidence in any action or proceeding of any type against or involving the Catalent Releasees or Acorda Releasees, except to the extent necessary to enforce the terms hereof.

9.
Binding Resolution. Each party understands, acknowledges and agrees that this Settlement Agreement is a full, final and binding resolution of the Disputes and Claims, and that this Settlement Agreement supersedes any prior verbal or written communications between the parties with respect to the foregoing. With respect to the Disputes and Claims, there are no other agreements, promises, understandings, obligations, covenants, or representations between the parties and each party acknowledges that it is not relying on any other representations, warranties, agreement or undertakings other than those expressly contained herein. This Settlement Agreement may be executed in more than one counterpart, each of which is an original, but all taken together, shall be deemed one and the same agreement.

10.
Modification. This Settlement Agreement may be modified only in a written document signed by an authorized representative on behalf of each party.

11.
Acknowledgment of Settlement. The parties acknowledge that (i) the consideration set forth in this Settlement Agreement, which includes, but is not limited to, the Settlement Terms, is in full settlement of all Claims, and (ii) by signing this Settlement Agreement, and accepting the Settlement Terms provided herein and the benefits of it, they are giving up forever any right to seek further monetary or other relief from the other party for any acts or omissions with respect to the Disputes and Claims.

12.
Legally Binding. Each party freely and knowingly, and after due consideration, enters into this Settlement Agreement intending to waive, settle and release all claims each party has or might have against the other party with respect to the Disputes and the Claims. The parties intend that this Settlement Agreement be legally binding upon and shall inure to the benefit of

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each of them and their respective successors, assigns, executors, administrators, heirs, and estates.

13.
Governing Law. This Settlement Agreement shall be interpreted and construed in accordance with the laws of the State of New York, without application of its conflict of law provisions.

14.
Headings. The headings in this Settlement Agreement are for reference only and do not affect the interpretation of this Settlement Agreement.

15.
Severability. If any provision of this Settlement Agreement is declared invalid or unenforceable by any court of competent jurisdiction, and if such provision cannot be modified to be enforceable to any extent or in any application, the remaining provisions shall nevertheless survive and continue in full force and effect.

16.
Construction. This Settlement Agreement was the result of negotiations between the parties and their respective counsel. In the event of vagueness, ambiguity, or uncertainty, this Settlement Agreement shall not be construed against the party preparing it but shall be construed as if all parties prepared it jointly.

17.
Authority to Execute Agreement. By signing below, each party warrants and represents that the person signing this Settlement Agreement has the authority to bind that party and that the party's execution of this Settlement Agreement is not in violation of any by-laws, covenants, or other restrictions placed upon them by their respective entities.

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The parties hereto have executed this Settlement Agreement as of the Execution Date.

Catalent Massachusetts, LLC Acorda Therapeutics, Inc.

By: __________________________ By: __________________________

Name: Ricky Hopson Name: Ron Cohen

Title: President, Clinical Development and Supply, Title: President and CEO

Catalent Pharma Solutions

Certain identified information has been excluded from this exhibit because such information both (i) is not material and (ii) would likely cause competitive harm if publicly disclosed. Excluded information is indicated with brackets and asterisks [*****].

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